Exhibit 99.1

VERASUN ENERGY CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

March 31, 2008

10:00 a.m., Local Time

Swiftel Center

Banquet Room A

824 32nd Avenue

Brookings, SD 57006

VeraSun Energy Corporation 100 22nd Avenue Brookings, SD 57006	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting of shareholders to be held on March 31, 2008.

Donald L. Endres and Danny C. Herron, and each of them, with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the VeraSun Energy Corporation (“VeraSun”) Special Meeting of Shareholders to be held on March 31, 2008, and at any adjournment or postponement thereof, and to vote, as indicated on the reverse side, the shares of Common Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock in their discretion upon any other business that may properly come before the meeting, and any adjournment or postponement thereof in their discretion.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2, except that no proxy marked “AGAINST” Proposal 1 will be voted “FOR” Proposal 2.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., (CT) on March 28, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/vse — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., (CT) on March 28, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to VeraSun Energy Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1.    To approve the issuance of VeraSun common stock, par value $0.01 per share, to shareholders of US BioEnergy Corporation (“US BioEnergy”) pursuant to the merger contemplated by the Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun, Host Acquisition Corporation (a direct, wholly-owned subsidiary of VeraSun) and US BioEnergy

☐ For	☐ Against	☐ Abstain

2.    To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of VeraSun common stock to US BioEnergy shareholders pursuant to the merger

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, EXCEPT THAT NO PROXY MARKED “AGAINST” PROPOSAL 1 WILL BE VOTED “FOR” PROPOSAL 2.

Address Change? Mark Box ☐ Indicate changes below:	Date

Mark box if you plan to attend the special meeting.     ☐

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.